Exhibit 99.1

NEWS RELEASE

Contacts:

Tonya Chin

Genesis Microchip Inc.

(408) 934-4565

tonya.chin@gnss.com

Genesis Microchip Reports Preliminary Fourth Quarter Fiscal 2006 Results

SAN JOSE, Calif. - March 30, 2006 - Genesis® Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors, and other consumer display products, today announced preliminary financial results for its fiscal fourth quarter ending March 31, 2006.

Based on preliminary data available at this time, the Company expects revenues to be between $60 and $61 million, slightly below the previously guided range of $62 to $67 million. In addition, gross margins are expected to be approximately 43 percent, compared to the previous guidance of 46 to 48 percent. The Company expects its GAAP operating expenses to be within the previously guided range of $26.5 to $28.0 million.

The Company attributes the revenue shortfall, relative to its previous guidance, primarily to weaker-than-expected demand for flat-panel television controllers in Europe and for digital CRT TV controllers in China. Additionally, a key factor contributing to the decrease in gross margins is lower-than-expected yield on one of the Company’s newly launched TV controller products.

“As we near the close of our fiscal fourth quarter, we are disappointed that our preliminary financial results indicate revenues and gross margins will be lower than anticipated,” said Elie Antoun, president and CEO of Genesis Microchip. ”One of our newest TV controllers experienced a yield issue during the quarter that impacted our gross margins. Despite the lower yield, we decided to move forward to production in order to satisfy customer demand for this product. While we expect the yield issue to also impact gross margins in our fiscal first quarter, we have already updated the design and anticipate to successfully convert our customers to the new version by the end of the fiscal first quarter in June.”

All statements relating to the Company’s fiscal fourth quarter financial performance contained in this release are forward-looking, preliminary and may change based on the final results of Company’s quarter-end financial close procedures and the year-end audit by our independent auditors.

The Company will release its final quarterly and annual financial results for the period ending March 31, 2006 after the market close on May 2, 2006.

Genesis Microchip will host a conference call to further discuss its fiscal fourth quarter preliminary financial results at 5:15 p.m. Eastern Time today. The conference call will be web cast and available over the Internet at http://www.gnss.com/inv_ir_events.phtml or by direct dial at (719) 457-2654. A replay of the conference will be available until April 5, 2006 or by direct dial at (719) 457-0820. The pass code for the replay is 7547313.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun concerning the Company’s updated products and statements regarding the Company’s anticipated revenues, gross margins, and operating expenses. The forward-looking statements regarding the Company’s updated products are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the Company’s ability to revise products successfully and produce them in sufficiently high yields and production volumes, and the rate of customer transition to these updated products. The forward-looking statements regarding the preliminary financial results for the fiscal fourth quarter are also subject to risks and uncertainties that could cause actual results of differ materially from those projected, including the Company’s completion of its quarter closing process and the completion of the year-end audit by the Company’s independent auditors. Other risks and uncertainties are set forth in the Company’s SEC reports, including but not limited to its reports on Form 10-K/A for the fiscal year ended March 31, 2005 and Form 10-Q for the quarter ended December 31, 2005. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.